UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 30, 2008

Abington Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Pennsylvania	0-52705	20-8613037
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

180 Old York Road, Jenkintown, Pennsylvania	19046
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  (215) 886-8280

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a) – (d)  Not applicable.

(e)            On January 30, 2008, the shareholders of Abington Bancorp, Inc. (“Abington”) approved the Abington Bancorp, Inc. 2007 Stock Option Plan (the “Stock Option Plan”).  Pursuant to the terms of the Stock Option Plan, options to acquire up to 1,302,990 shares of Abington common stock may be granted to employees and non-employee directors of Abington and employees and non-employee directors of its wholly owned subsidiary, Abington Bank.

Also, on January 30, 2008, the shareholders of Abington approved the Abington Bancorp, Inc. 2007 Recognition and Retention Plan and Trust Agreement (the “RRP”).  Pursuant to the terms of the RRP, awards of up to 520,916 shares of restricted common stock of Abington, including performance shares, may be granted to employees and non-employee directors of Abington and employees and non-employee directors of Abington Bank.

For additional information, reference is made to the Stock Option Plan and the RRP, which are incorporated by reference herein as Exhibits 10.1 and 10.2, respectively, and the press release dated January 30, 2008, which is included herein as Exhibit 99.1, and incorporated herein by reference.

(f)             Not applicable.

Item 9.01	Financial Statements and Exhibits

	(a)	Not applicable.

	(b)	Not applicable.

	(c)	Not applicable.

	(d)	Exhibits

The following exhibits are included herewith.

Number	Description
10.1	Abington Bancorp, Inc. 2007 Stock Option Plan (1)
10.2	Abington Bancorp, Inc. 2007 Recognition and Retention Plan and Trust Agreement (1)
99.1	Press Release dated January 30, 2008

__________________

(1)	Incorporated by reference to the definitive proxy statement filed by Abington Bancorp, Inc. with the SEC on December 26, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ABINGTON BANCORP, INC.

Date: February 1, 2008	By:	/s/ Robert W. White
Robert W. White
Chairman, President and Chief Executive Officer

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EXHIBIT INDEX

Number	Description
10.1	Abington Bancorp, Inc. 2007 Stock Option Plan (1)
10.2	Abington Bancorp, Inc. 2007 Recognition and Retention Plan and Trust Agreement (1)
99.1	Press Release dated January 30, 2008

__________________

(1)	Incorporated by reference to the definitive proxy statement filed by Abington Bancorp, Inc. with the SEC on December 26, 2007.

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